An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated __________ 2017

Legion Capital Corporation

(Exact name of issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

www.legioncapitalcorp.com

301 E. Pine St.

Suite 301

Orlando, FL 32801

6799	47-3751122
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 5,000,000 shares

We are offering a maximum of 5,000,000 shares of common stock on a “no minimum/best efforts” basis. The Offering Price per share is $2.00 per share. The offering will continue until the earlier of 12 months from the date this Offering is qualified for sale (which date may be extended for an additional 90 days at our option) or the date when all shares have been sold. Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

There is currently no trading market for our common stock. We intend to apply to have our shares of common stock approved for trading on the Nasdaq Exchange (subject to qualifications), or other similar exchange, or on the OTC marketplace, upon the completion of this offering.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated _____________, 2017

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

 i

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Legion Capital Corporation

Our Company

Background

Legion Capital Corporation was formed in 2015 by attorney and venture capital executive James Byrd, along with direct marketing and technology entrepreneur Shane Hackett. Byrd and Hackett have spent their careers building technology driven direct marketing companies, bringing to Legion over 50 years combined experience in venture capital, corporate finance and direct marketing.

In February 2016, Byrd and Hackett joined forces with Joseph B. Hilton, grandson of iconic hotelier Conrad Hilton, and former executive with Hilton Hotels. Mr. Hilton has taken the role as President and Director of Legion.

Messrs. Byrd, Hackett and Hilton are also the Board of Directors for the Company.

The Offering

See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should consider before deciding whether to invest in our common stock.

Overview

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with multiple operating subsidiaries in the areas of education, small business finance, management and marketing.

Our operating subsidiaries are:

●	Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

●	Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance.

●	Legion Marketing, LLC is a marketing company that provides marketing services to business owners and entrepreneurs.

●	Legion Select Holdings, LLC is a holding company that owns and holds certain direct loans and other assets of the Company, including loans on equipment, inventory, real estate and other similar loans. Legion Select Holdings, LLC also owns and manages certain businesses and business interests.

Intellectual Property

We have applied for and received a service mark for the name Legion, and an associated logo. We have no other intellectual property.

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Business and Product Status

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with multiple operating subsidiaries in the areas of education, small business finance, management and marketing.

Our operating subsidiaries are:

●	Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

●	Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance.

●	Legion Marketing, LLC is a marketing company that provides marketing services to business owners and entrepreneurs.

●	Legion Select Holdings, LLC is a holding company that owns and holds certain direct loans and other assets of the Company, including loans on equipment, inventory, real estate and other similar loans. Legion Select Holdings, LLC also owns and manages certain businesses and business interests.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed in the section titled “Risk Factors”

Company Information

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016.

Our corporate headquarters are located at 301 E. Pine St. Ste. 850 Orlando, FL 32801. Telephone: 4079684234. Our website is www.LegionCapitalCorp.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

This Offering Circular summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our financial statements and the related notes included elsewhere in this Offering Circular. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this Offering Circular.

Common stock offered by us	5,000,000 Shares

Common stock to be outstanding immediately after this offering (assuming all shares of Common Stock in this offering are sold)	18,697,171 Shares

Use of proceeds	Marketing, personnel, working capital

Risk factors	You should carefully read “Risk Factors” on page 5 in this Offering Circular for a discussion of factors that you should consider before deciding to invest in our common stock.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Investments in small businesses and start-up companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company’s profitability. The demand for the company’s product may be seasonal or be impacted by the overall economy, or the company could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better prices from suppliers, produce goods and services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

There is no public trading market for the securities, and none may develop.

There is no active trading market for the securities being offered and no market may develop in the foreseeable future for any of such securities. Even though the securities being sold hereunder are being registered for sale, that does not mean that an actual market will develop for the subsequent sale of purchase of the Company’s stock. If no subsequent market develops investors may end up with an illiquid investment and not be able to sell or otherwise monetize its stock.

The Company has limited operating history.

The Company is still in an early phase, and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company’s management has broad discretion in how the Company use the net proceeds of an offering.

The Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

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The Company faces significant competition.

The Company faces competition from other companies, some of which might have received more funding than the Company has. One or more of the Company’s competitors could offer services similar to those offered by the Company at significantly lower prices, which would cause downward pressure on the prices the Company would be able to charge for its services. If the Company is not able to charge the prices it anticipates charging for its services, there may be a material adverse effect on the Company’s results of operations and financial condition. In addition, while the Company believes it is well-positioned to be the market leader in its industry, the emergence of one of its existing or future competitors as a market leader may limit the Company’s ability to achieve national brand recognition, which could also have a material adverse effect on the Company’s results of operations and financial condition.

The Company’s growth relies on market acceptance.

While the Company believes that there will be significant customer demand for its products/services, there is no assurance that there will be broad market acceptance of the Company’s offerings. There also may not be broad market acceptance of the Company’s offerings if its competitors offer products/services which are preferred by prospective customers. In such event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its goals.

The Company may not pay dividends for the foreseeable future.

Unless otherwise specified in the offering documents and subject to state law, you are not entitled to receive any dividends on your interest in the Company. Accordingly, any potential investor who anticipates the need for current dividends or income from an investment should not purchase any of the securities offered on the Site.

Because the Company’s founders, directors and executive officers may be among the Company’s largest stockholders, they can exert significant control over the Company’s business and affairs and have actual or potential interests that may depart from those of subscribers in the offering.

The Company’s founders, directors and executive officers own or control a significant percentage of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the offering, may vote, including the following actions:

1.	to elect or defeat the election of the Company’s directors;

2.	to amend or prevent amendment of the Company’s Certificate of Incorporation or By-laws;

3.	to effect or prevent a merger, sale of assets or other corporate transaction; and

4.	to control the outcome of any other matter submitted to the Company’s stockholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social and political conditions.

An unstable global economic, social and political environment may have a negative impact on demand for our services, our business and our operations, including the U.S. economic environment. The economic, social and political environment has or may negatively impact, among other things:

●	current and future demand for our services;

●	price competition for our products and services;

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●	the price of our common stock;

●	our liquidity;

●	our ability to service our debt, to obtain financing or assume new debt obligations; and

●	our ability to obtain payment for outstanding debts owed to us by our customers or other parties with whom we do business.

In addition, to the extent that the economic, social and political environment impacts specific industry and geographic sectors in which many of our customers are concentrated, that may further negatively impact our business.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our CEO Jim Byrd, our President Brad Hilton and our CMO Shane Hackett. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior managers, our business and growth could suffer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $1,023,500. Management prepared the milestones based on three levels of offering raise success: 25% of the Maximum Offering proceeds raised ($2,500,000), 50% of the Maximum Offering proceeds raised ($5,000,000), 75% of the Maximum Offering proceeds raised ($7,500,000) and the Maximum Offering proceeds raised of $10,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

All proceeds will be used for hiring of new personnel, marketing and sales, operational expenses, potential acquisitions, making loans and growing our service businesses, and for general working capital.

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USE OF PROCEEDS TABLE GOES HERE:

SALE AND MARKETING EXPENSES	1,500,000
HIRING SALES TEAMS AND PERSONNEL	500,000
LAUNCH OF HILTON INSTITUTE INTERNATIONALLY	300,000
TECHNOLOGY AND PLATFORM UPGRADES	200,000
GENERAL WORKING CAPITAL	6,500,000
COMMISSIONS AND OFFERING COSTS	1,023,500
TOTAL	10,000,000

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for our operations and current objectives.

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Our net tangible book value as of November 30, 2017, was, or $0.06 per share of outstanding common stock. Without giving effect to any changes in the net tangible book value after December 31, 2016 other than the sale of 4,000,000 shares in this offering at the initial public offering price of $1.25 per share, our pro forma net tangible book value as of December 31, 2016 was $5,758,714 or $0.36 per share of outstanding capital stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.30_____ per share of capital stock to existing shareholders and an immediate dilution of $__0.89____ per share of common stock to the new investors, or approximately _71%___% of the initial public offering price of $1.25 per share. The following table illustrates this per share dilution:

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing minimum and maximum offering assumptions.

Maximum $ amount	10,000,000
Maximum number of shares	5,000,000
Net Tangible BV before offering @06/30/17	8,214,894
Number of shares OS before the offering @06/30/17	13,747,379

	25%	50%	75%	100%
Sale of Stock @ $2.00 per Share	2,500,000	5,000,000	7,500,000	10,000,000
Sale of shares (number of Shares)	1,250,000	2,500,000	3,750,000	5,000,000
Net Tangible Book value after the offering	10,714,894	13,214,894	15,714,894	18,214,894
Share outstanding after the offering	14,997,379	16,247,379	17,497,379	18,747,379

Offering price per share	2.00	2.00	2.00	2.00
Net Tangible Book value per share before the offering	0.60	0.60	0.60	0.60
Net Tangible Book Value oer share after the offering	0.71	0.81	0.90	0.97
Net increase to the original shareholders	0.11	0.21	0.30	0.37
Decrease to investment to new shareholders	1.29	1.19	1.10	1.03
Dilution to newe shareholders	65%	60%	55%	52%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with multiple operating subsidiaries in the areas of education, small business finance, management and marketing.

Our operating subsidiaries are:

●

Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business. Hilton Institute will offer, to small business owners and entrepreneurs a number of different training and coaching programs including:

1.    seminars and business boot camps

2.    1 day and 3 day workshops

3.    online, telephone and webinar coaching, and

4.    CEO retreats and events.

●

Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs including:

1.    A commission advance program for real estate professionals

2.    Accounts receivable financing or factoring for small business owners and entrepreneurs

3.    Unsecured and secured credit lines and other forms of direct lending and finance, and

4.    Direct mortgage lending for real estate entrepreneurs

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance. Specifically, we provide management and consulting services to small and medium sized businesses and entrepreneurs on a fee basis.

●

Legion Marketing, LLC is a marketing company that provides marketing services to business owners and entrepreneurs. Specifically, we provide the following marketing services to business owners:

1.    Digital marketing and online media buying

2.    SEO and web based marketing

3.    Conventional media buying and design

4.    Web and social media design and management

5.    Marketing and sales consulting services

●

Legion Select Holdings, LLC is an asset based commercial lender and holding company company that owns and holds certain direct secured loans and other assets to small businesses and real estate developments, including secured loans on equipment, inventory, real estate and other similar loans. Legion Select Holdings, LLC also owns and manages a Dodge/Chrysler new and used car dealership in Georgia.

Legion Select Holdings, LLC has the following holdings:

(i) A $4 million loan and mortgage on a sand and stone quarry on a 160 acre property in Ft. Meyers, Florida The loan will be discounted to $3 million if paid by June, 2018 and to $3.3 million if paid by September, 2018. This is an asset based commercial loan between the company and the borrower, a small business, with fixed interest rate, secured by a second mortgage (behind an SBA loan and mortgage in the amount of $4 million) on real estate recently appraised at $17 million.

(ii) A $1.4 million loan to a jet charter company secured by a first lien on a Challenger Jet and an MD-80 passenger jet. The Challenger Jet is under lease to a company that provides medical evacuations for the Cleveland Clinic and others. The Company also manages the lease on behalf of the borrower. This is an asset based commercial loan, secured by all assets of the borrower, including a first lien on 3 jets, personal guarantees and a mortgage on two parcels of property in South Florida. Legion Select Holdings also manages the jet lease on behalf of the borrower. The approximate current value of the three jets is $3 million.

(iii) A $1.7 million asset based commercial loan to a yacht charter and brokerage company in south Florida, secured by a first lien on the entire business, a personal guarantee of the owner, and a first lien on two motor yachts owned by the borrower. The approximate value of the yachts is between $1.5 million and $1.7 million, and Legion Select Holdings also has a first lien and UCC filing against all assets of the borrower, and a personal guarantee of the owner of the borrower.

(iv) A $325,000 assets based commercial loan to a Century 21 real estate brokerage firm secured by a first lien on all assets of the brokerage firm and a personal guarantee of the owner.

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(vi) An $800,000 asset based commercial loan to a Dodge Chrysler automotive dealership in Georgia secured by a stock pledge of the dealership, a lien on all of the assets of the dealership and a first lien on certain vehicle titles. The Company is also a 50% owner, and Managing Member of the parent company to the dealership, and LSH provides ongoing management services to the dealership.

(vii) An $800,000 asset based commercial loan and first mortgage on a residential real estate development located in Orlando, Florida valued at approximately $3 million.

(viii) A $140,000 asset based commercial loan to a craft brewery company in Georgia, secured by a lien on all assets of the Company and a personal guarantee of the owner.

During the next 12 months we plan to use our current cash, as well as additional capital procured through this offering, to grow revenues in our current subsidiaries, in the following ways:

●	Marketing and sales efforts devoted toward the sale of our products and services in each subsidiary

●	Continued development and launch of new products in each of our 4 subsidiaries

●	Hiring of additional sales personnel to increase our revenues and market share

Company Information

Our corporate headquarters are located at 301 E. Pine St. Ste. 850 Orlando, FL 32801. Telephone: (407) 968-4234.

Our website is www.LegionCapitalCorp.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

BUSINESS

Legion Capital Corporation was originally incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016. The Company is a holding company with multiple operating subsidiaries in the areas of education, small business finance, management and marketing.

Our operating subsidiaries are:

●	Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

●	Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance.

●	Legion Marketing, LLC is a marketing company that provides marketing services to business owners and entrepreneurs.

●	Legion Select Holdings, LLC is a company that owns and holds certain direct loans and other assets of the Company, including loans on equipment, inventory, real estate and other similar loans. Legion Select Holdings, LLC also owns and manages certain businesses and business interests.

Results of Operations

During the period from inception (August 2015) to November 30, 2017, we had net revenues of  $1,271,297 during the period from inception through November 30, 2017, and we have experienced net losses of $2,516,179 during that period.

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Liquidity and Capital Resources

As of November 30, 2017, we had cash of $2,549,162.  Our primary uses of cash were for launching our subsidiary businesses including product development and marketing costs, marketing and sales costs, employee compensation and working capital. The main sources of cash were from our private equity raise and debt raises. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

●	An increase in working capital requirements,

●	Addition of administrative and sales personnel as the business grows,

●	Increases in advertising, public relations and sales promotions as we commence operations,

●	Research and Development,

●	The cost of being a public company and the continued increase in costs due to governmental compliance activities.

Plan of Operation

During the next 12 months we plan to use our current cash, as well as additional capital procured through this offering, to grow revenues in our current 4 subsidiaries, in the following ways:

●	Marketing and sales efforts devoted toward the sale of our products and services in each subsidiary

●	Continued development and launch of new products in each of our 4 subsidiaries

●	Hiring of additional sales personnel to increase our revenues and market share

Recent Developments

●	On January 1, 2017 we disposed of our two venture funds, and we are no longer a venture fund manager.

●	On February 28, 2017 we disposed of our Registered Investment Advisory Firm Legion Wealth Advisors, LLC, and we no longer own or operate a Registered Investment Advisor.

●

From January 1, 2017 through March 31, 2017 we commenced operations in all 4 of our subsidiaries, and we have begun to experience revenues in each of our subsidiaries with the exception of Hilton Institute of Business, which is still in the launch phase as of that date.

●	On November 30, 2017 Legion Select Holdings, LLC acquired the assets of Legion Select Venture Fund, LLC in exchange for preferred stock in Legion Select Holdings, LLC in the amount of $6,708,783.

10

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our shareholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
James S. Byrd, Jr.	58	Chairman, Chief Executive Officer
Joseph B. Hilton	50	President, Director
Douglas S. Hackett	53	Chief Marketing Officer, Director

James S. Byrd, Jr (Chairman & CEO) Age 58. Jim is a veteran corporate and securities attorney and venture capital executive. Built, advised and managed numerous companies, from start up to publicly trading company in his distinguished 30-year career. Extensive experience in going public and venture capital transactions and has tried cases in both State and Federal Courts, as well as in front of FINRA, the Florida Supreme Court and the U.S. Court of Appeals. Chairman, CEO and Director of numerous private and public companies, including Vice Chairman of Success Magazine, N.Y. (1998-2000). During the past 5 years, Jim has held the following positions.

Legion Capital Corp. – Chairman and CEO – 2015-Present

Byrd& Byrd, PL - law firm – Partner/Owner 2012-2014

James S. Byrd, PA, - law firm 2014 – Present – Owner

Engage Mobility, Inc., - mobile technology company - 2012 – 2015 – Chairman and CEO

Jim has been a director of the above listed companies during the past 5 years.

Joseph B. (“Brad”) Hilton (President & Director) Brad is the Grandson of iconic American Hotelier Conrad Hilton, one of the greatest American entrepreneurs in history. As former head of Hilton Hotels Information Technology Group, Brad helped spearhead an increase in corporate solicitations from $700 million to $1.2 billion at Hilton. Brad is also a noted philanthropist through his involvement in the Hilton Foundation. During the past 5 years Brad has held the following positions.

Legion Capital Corp. – President – 2016-Present

Gains, LLC - consulting and venture group – 2012-Present – President

Blue Diamond Technologies – technology company – Chief Strategy Officer – 2012-Present

E-Corridor – technology company - Owner – 2012-Present

Brad has been a is a director of the above listed companies during the past 5 years.

Douglas S. Hackett (Director & CMO) Shane is a 25-year media, marketing and public company executive. Shane is widely renowned as a direct marketing expert having founded, built and managed multiple broadcast, technology, marketing and training companies. The current Chairman of the Board at Market Leverage, a previous Inc. 100 Advertising Firm and Fortune 5000 fastest growing company, Shane has also owned multiple radio stations and was the producer and creator of “Baseball Sunday with Joe Garagiola,” “Football Sunday” and “NBA Basketball Sunday. Shane has held the following positions in the last 5 years.

Legion Capital Corp. – CMO – 2015 – Present

Engage Mobility – President – 2012 – 2015

Market Leverage, LLC – marketing company – Chairman - 2012-Present

Heartland Soccer Association – Soccer Association - Director – 2012 – Present

Shane has been a director of the above listed companies during the past 5 years.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

11

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

Executive Compensation

Name and Principal Position	Year Ended	Salary ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James S. Byrd, Jr/CEO/Chairman	2017	$146,000	0	0	146,000
Douglas S. Hackett/CMO/Director	2017	$146,000	0	0	146,000
Joseph B. Hilton/President/Director	2017	80,000	0	0	80,000
Paul Pfeifer/CEO Legion Wealth Advisors	2017	0	0	0	0

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

Director Compensation

For the year ended December 31, 2016, our Directors were Jim Byrd, Shane Hackett and Brad Hilton. No compensation was paid to any Director for acting as a Director. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2017, we have 3 million stock options outstanding in favor of BGA Holdings, LLC (managed by Joseph B. Hilton). These options are fully vested, and have a strike price as follows:

1 million at $1 per share, 10 year term

500,000 at $1.25 per share, 10 year term

500,000 at $1.25 per share, 10 year term

December 31, 2016, we had 300,000 stock options outstanding to Paul Pfeifer, 150,000 at an exercise price of $1.50 per share and 150,000 at an exercise price of $2 per share. These options become vested in August 2017. We also have 500,000 stock options outstanding to our Senior Vice President of Finance and Operations, Sean Robinson. Those options vest at a rate of 100,000 per year over a period of 5 years. The strike price for the options are (i) 100,000 at $1 per share, (ii) 100,000 at $1.50, (iii) 100,000 at $1.75, and (iv) 200,000 at $2. Once vested, all options have a 5 year term and include a provision for cashless exercise.

Mr. Robinson resigned as an officer of the Company as of March 1, 2017 and therefore his options have never vested, and are deemed canceled as of March 1, 2017.

Legion Wealth Advisors, LLC was sold and transferred to Mr. Pfeifer as of February 28, 2017, however, Mr. Pfeifer retained his options as a part of that transaction, but were later canceled as they never vested.

RELATED PARTY TRANSACTIONS

On November 30, 2017 Legion Select Holdings, LLC acquired the assets of Legion Select Venture Fund, LLC in exchange for preferred stock in Legion Select Holdings, LLC in the amount of $6,708,783.

Since the Managers of the Fund Manager are the same as the Board of Directors of the Company, this transaction is a “related party transaction” as that term is defined in Item 404 of Regulation S-K. As such, this transaction could represent a possible conflict of interest by persons who are officers or directors of the Company.

12

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of March 13, 2018 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Legion Capital Partners (James Byrd, Douglas Hackett and Paul Carrazzone principal owners)	10,000,000
Total of Officers and Directors as a Group	10,000,000

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this Offering Circular is a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0 and 0 shares of preferred stock, par value $n/a. As of the date of this Offering Circular, there are 12,843,274 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock: Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the common shares cannot determine solely, the election of our directors, or any other matters. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to pro-rata share in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock: We have no preferred stock authorized or issued.

Options and Warrants

●

As of December 31, 2017, we have 3 million stock options outstanding in favor of BGA Holdings, LLC (managed by Joseph B. Hilton). These options are fully vested, and have a strike price as follows:

1 million at $1 per share, 10 year term
500,000 at $1.25 per share, 10 year term
500,000 at $1.25 per share, 10 year term

●

As of December 31, 2016, we had 300,000 stock options outstanding to Paul Pfeifer, 150,000 at an exercise price of $1.50 per share and 150,000 at an exercise price of $2 per share. These options become vested in August 2017. We also have 500,000 stock options outstanding to our Senior Vice President of Finance and Operations, Sean Robinson. Those options vest at a rate of 100,000 per year over a period of 5 years. The strike price for the options are (i) 100,000 at $1 per share, (ii) 100,000 at $1.50, (iii) 100,000 at $1.75, and (iv) 200,000 at $2. Once vested, all options have a 5 year term and include a provision for cashless exercise.

Mr. Robinson resigned as an officer of the Company as of March 1, 2017 and therefore his options have never vested, and are deemed canceled as of March 1, 2017.

Legion Wealth Advisors was sold and transferred to Mr. Pfeifer on February 28, 2017, however Mr. Pfeifer retained his options as a part of that transaction, but were later canceled because they never vested.

13

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our common stock is ClearTrust, LLC

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have 15,799,500 outstanding shares of common stock if we complete the maximum offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal about 165,715 shares immediately after this offering, assuming minimum offering size; or

●	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

14

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors, unless the Company engages placement agents to sell this Offering. At present, the Company has no agreements with any placement agents, but may engage such placement agents in the future. If a placement agent is engaged, it is estimated the Company may incur commissions up to 10% for the sale of the shares, plus other direct selling expenses.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer, however, the Company may enter into a selling agreement with one or more broker dealers in the future. The Securities Purchase Agreement is not exclusive, and after the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intend to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We also intend to use any legally approved and available mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as they offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 5,000,000 shares of its common stock at a price to be determined after qualification. There is no minimum investment required from any individual investor, however the Company may establish a minimum investment after qualification. The shares are intended to be sold directly through the efforts of our officers and directors, as well as through general solicitation to the extent allowed by law. The shares are being offered for a period not to exceed 360 days, subject to one extension of up to 90 days. The offering will terminate on the earlier of: (i) the date when the sale of all 5,000,000 shares is completed, or (ii) 360 days from the effective date of this document, unless extended for 90 days. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

VALIDITY OF COMMON STOCK

EXPERTS

None

REPORTS

As a Tier 2, Regulation A filer, we will be required to file ongoing reports, including an annual report on form 1-K, and a semi-annual report on form 1-SA

15

LEGION CAPITAL CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND JUNE 30, 2016

F-1

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of Legion Capital Corporation:

We have audited the accompanying financial statements of Legion Capital Corporation and Subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2016 and June 30, 2016 and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the period for August 7, 2015 (Inception) to June 30, 2016, and the period for the six months ended December 31, 2016 and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and June 30, 2016 and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Soles, Heyn & Company, LLP

Soles, Heyn & Company, LLP

West Palm Beach, Florida

March 17, 2017

F-2

LEGION CAPITAL CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2016	2016
Assets
Current assets:
Cash	$1,813,778	$513,544
Subscription receivable	-	500
Prepaid expenses and other current asset	7,412	22,829

Total current assets	1,821,190	536,873

Property and equipment, net	4,481	3,378
Other assets	12,715	-
Assets related to discontinued operations	-	86,813
Assets held for sale	4,330	-

Total assets	$1,842,716	$627,064

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$12,002	$2,239
Short-term note payable	-	12,500
Liabilities related to discontinued operations	-	2,802

Total current liabilities	12,002	17,541

Long-term notes payable	1,072,000	59,500

Total liabilities	1,084,002	77,041

Shareholders’ equity
Common stock, no par value, 100,000,000 shares authorized and 11,799,500 and 11,647,500 shares issued and outstanding at December 31, 2016 and June 30, 2016, respectively	1,801,000	854,000
Deferred stock compensation	(49,000)	-
Additional paid in capital	84,000	-
Accumulated deficit	(1,077,286)	(303,977)
Total shareholders’ equity	758,714	550,023

Total liabilities and shareholders’ equity	$1,842,716	$627,064

See accompanying notes to consolidated financial statements.

F-3

LEGION CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months ended	August 7, 2015 Inception to
	December 31, 2016	June 30, 2016

Net revenue	$8,440	$-
General and administrative expenses	579,968	244,242
Operating loss	(571,528)	(244,242)

Other income (expense):
Interest expense	(7,058)	(2,046)

Total other income (expense)	(7,058)	(2,046)

Loss from continuing operations	(578,586)	(246,288)
Loss from operations of discontinued operations	(194,723)	(57,689)
Net loss	$(773,309)	$(303,977)

See accompanying notes to consolidated financial statements.

F-4

LEGION CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	No par value Common Stock		Deferred Stock	Additional Paid-In	Accumulated
	Shares	Amount	Compensation	Capital	Deficit	Total
Balance - August 7, 2015 Inception	-	$-	$-	$-	$-	$-

Shares issued for cash	847,500	847,500	-	-	-	847,500

Shares issued to officers	10,800,000	6,500	-	-	-	6,500

Net loss	-	-	-	-	(303,977)	(303,977)
Balance - June 30, 2016	11,647,500	$854,000	$-	$-	$(303,977)	$550,023

Shares issued for cash	952,000	952,000	-	-	-	952,000

Options issued to officer	-	-	(49,000)	84,000	-	35,000

Cancellation of shares issued to officer	(800,000)	(5,000)	-	-	-	(5,000)

Net loss	-	-	-	-	(773,309)	(773,309)
Balance - December 31, 2016	11,799,500	$1,801,000	$(49,000)	$84,000	$(1,077,286)	$758,714

See accompanying notes to consolidated financial statements.

F-5

LEGION CAPITAL CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

	Six months ended	August 7, 2015 Inception to
	December 31, 2016	June 30, 2016

Operating activities
Net loss	$(773,309)	$(303,977)
(Gain) loss on disposition of assets pertaining to discontinued operations	79,681	(84,011)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,156	592
Non cash compensation	35,000	-
(Increase) decrease in:
Prepaid expenses and other current asset	15,417	(22,829)
Increase (decrease) in:
Accounts payable and accrued expenses	(2,737)	2,239
Net cash used in operating activities	(641,792)	(407,986)

Investing activities
Property and equipment acquisitions	(2,474)	(3,970)
Datebase Access	(15,500)	-
Net cash used in investing activities	(17,974)	(3,970)

Financing activities
Increase in notes payable	1,012,500	72,000
Proceeds from issuances of common stock	947,500	853,500
Net cash provided by financing activities	1,960,000	925,500

Net increase in cash	1,304,564	513,544

Cash - beginning	513,544	-
Cash - ending	1,818,108	$513,544

Supplemental cash flow information:
Cash paid for interest	$3,568	$2,046
Cash paid for income taxes	$-	$-

See accompanying notes to consolidated financial statements.

F-6

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations

The Company was incorporated as GreenSky Corporation on August 7, 2015 in Delaware, and merged with Legion Capital Corporation (the “Company”), a Florida Corporation on January 15, 2016.

The Company had one wholly owned subsidiary as of June 30, 2016, Legion Securities LLC, which was established to provide financial services to investors, however that subsidiary was split off in a tax-free reorganization on August 16, 2016.

On July 20, 2016, the Company incorporated a subsidiary Legion High Yield Secured Fund I Manager, LLC, a Delaware Limited Liability Company. The subsidiaries name was subsequently changed to Legion Select Venture Fund, LLC on December 27, 2016.

On August 9, 2016, the Company incorporated a subsidiary Legion High Yield Mortgage Fund I Manager, LLC, a Delaware Limited Liability Company.

On August 24, 2016, the Company incorporated a subsidiary Legion Wealth Advisors, LLC (“Legion Wealth”), a Florida Limited Liability Company.

On October 20, 2016, the Company incorporated a subsidiary Stage One Funding, LLC, a Florida Limited Liability Company. The subsidiaries name was subsequently changed to Legion Funding LLC on December 8, 2016.

On November 21, 2016, the Company incorporated a subsidiary Hilton of Business, LLC, a Florida Limited Liability Company.

On December 15, 2016, the Company incorporated a subsidiary Legion Management Group, LLC, a Florida Limited Liability Company.

As of January 1, 2017 all venture funds, including Legion High Yield Mortgage Fund I, LLC, Legion Select Venture Fund, LLC, and the LLC managers thereof, were sold and are no longer subsidiaries of the Company.

As of February 28, 2017 Legion Wealth Advisors, LLC was sold and transferred to Paul Pfeifer, CEO thereof, and is no longer a subsidiary of the Company.

Therefore, as of March 1, 2017, the Company is no longer a Registered Investment Advisor or Fund Manager, and is now a holding company with operating subsidiaries as follows:

●	Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

●	Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance.

●	Legion Marketing, LLC is a marketing company that provides marketing services to business owners and entrepreneurs.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

Cash accounts at two (2) banks are insured at Federal Deposit Insurance Corporation limits of $250,000 each. The aggregate bank balances at June 30, 2016 were $274,065 over the insured limit.

Cash accounts at one (1) bank are insured at Federal Deposit Insurance Corporation limits of $250,000 each. The bank balances at December 31, 2016 were $1,064,051 over the insured limit.

F-7

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue from providing asset management services to clients. The Company recognizes revenue when the following criteria are met:

(1)	There is persuasive evidence of an arrangement with a client;
(2)	The agreed-upon services have been provided;
(3)	Fees are fixed or determinable; and
(4)	Collection is probable.

A fixed percentage asset-based management fee is earned periodically for providing asset management services. These fees are generally recognized as revenue each period in accordance with the terms of the asset management contract.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which temporary differences such as loss carry-forwards and tax credits become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment and ensuring that the deferred tax asset valuation allowance is adjusted as appropriate.

F-8

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

FASB ASC 825, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments when it is practical to estimate. Management believes the carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are reasonable estimates of their fair value because of their short-term nature and interest rates.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

Discontinued Operations

On August 16, 2016, the Company spun out its subsidiary, Legion Securities, LLC, to the its shareholders in a tax-free split off under Section 355 of the Internal Revenue Code.

The assets and results of Legion Securities, LLC are presented as a separate line item in the consolidated statements of operations and the consolidated balance sheet entitled “Assets/Liabilities sold relating to discontinued operations” and “Assets/Liabilities retained related to discontinued operations”. The financial information in the consolidated financial statements and notes to the consolidated financial statements has been revised to reflect only the results of continued operations.

F-9

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided on the straight-line basis over three (3) to five (5) years. Leasehold improvements are amortized using the straight-line method over the shorter of the remaining related lease term or the estimated useful lives of the related improvements. The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Change in Fiscal Year End

On December 16, 2016, the Company approved a change in the Company’s fiscal year end from June 30 to December 31 of each year. This change to the calendar year reporting cycle began January 1, 2017. As a result of the change, the Company will have a December 2016 fiscal month transition period, the results of which will be separately reported in the Company’s financial statement on Form 1-A.

Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date of the independent auditor’s report, the date the financial statements were available to be issued.

Principles of Consolidation

The Company and all of its Subsidiaries have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 - NOTE RECEIVABLE

On September 20, 2016, the Company advanced $50,000 to Legion Growth and Income Fund I, LLC. The promissory note is due on demand and carry interest at the rate of 8% per annum. The promissory note was subsequently paid in full on December 19, 2016.

F-10

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - EQUIPMENT

The major classifications of property and equipment are summarized as follows at the balance sheet dates:

	December 31, 2016	June 30, 2016
Computer equipment & software	$4,126	$1,652
Furniture	2,318	2,318
Less accumulated depreciation	(1,963)	(592)
Property and equipment, net	$4,481	$3,378

Depreciation expense for the year ended June 30, 2016 is $592. Depreciation expense for the six months ended December 31, 2016 is $1,963.

NOTE 4 - SHORT-TERM NOTE PAYABLE

On November 17, 2015, the Company issued a Corporate Note, in the amount of $12,500, with interest at 12% per annum for a period of 12 months.

NOTE 5 - LONG-TERM NOTE PAYABLE

On March 1, 2016, the Company issued a Corporate Note, in the amount of $12,500, with monthly payments of interest only at 12% per annum for a period of 24 months.

On May 19, 2016, the Company issued a Senior Corporate Note, in the amount of $40,000, with monthly payments of interest only at 10.25% per annum for a period of 24 months.

On July 7, 2016, the Company issued a Senior Corporate Note, in the amount of $10,000, with monthly payments of interest only at 10.25% per annum for a period of 36 months.

On August 2, 2016, the Company issued a Senior Corporate Note, in the amount of $40,000, with monthly payments of interest only at 10.25% per annum for a period of 36 months.

On August 24, 2016, the Company issued a Senior Corporate Note, in the amount of $15,000, with monthly payments of interest only at 10.25% per annum for a period of 36 months.

On March 1, 2016, the Company issued a Corporate Note, in the amount of $19,500, with monthly payments of interest only at 12% per annum for a period of 24 months.

On December 5, 2016, the Company issued a Corporate Note, in the aggregate amount of $25,000, with monthly payments of interest only at 12% per annum for a period of 36 months.

On December 15, 2016, the Company issued a Corporate Note, in the aggregate amount of $255,000, with monthly payments of interest only at 12% per annum for a period of 36 months.

F-11

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - LONG-TERM NOTE PAYABLE (continued)

On December 18, 2016, the Company issued a Corporate Note, in the aggregate amount of $180,000, with monthly payments of interest only at 12% per annum for a period of 36 months.

On December 28, 2016, the Company issued a Corporate Note, in the aggregate amount of $175,000, with monthly payments of interest only at 12% per annum for a period of 36 months.

On December 29, 2016, the Company issued a Corporate Note, in the aggregate amount of $300,000, with monthly payments of interest only at 12% per annum for a period of 36 months.

NOTE 6 - STOCKHOLDERS’ EQUITY

On January 6, 2016, the Company issued 10,000,000 shares of common stocks to officers and executive of the Company for $1,500.

On March 30, 2016, the Company issued 800,000 shares of common stock to an officer for $5,000. These 800,000 shares were canceled on August 16, 2016.

For the period ended June 30, 2016, the Company sold 847,500 shares of no par value common stock and received $847,500.

For the six months ended December 31, 2016, the Company sold 952,000 shares of no par value common stock and received $952,000.

NOTE 7 - STOCK OPTIONS

On August 1, 2016, the Company issued 300,000 stock options to an officer of the Company, 150,000 options at an exercise price of $1.50 per share and 150,000 options at an exercise price of $2 per share. These options become vested in August 2017.

On November 7, 2016, the Company issued 500,000 stock options outstanding to another officer of the Company. Those options vest at a rate of 100,000 per year over a period of 5 years. The strike price for the options are (i) 100,000 at $1 per share, (ii) 100,000 at $1.50, (iii) 100,000 at $1.75, and (iv) 200,000 at $2. Once vested, all options have a 5-year term and include a provision for cashless exercise.

The fair value of the Company’s common stock option grants is estimated using a Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model, and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

F-12

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCK OPTIONS (continued)

The following range of assumptions in the Black-Scholes option pricing model was used to determine fair value of the options issued:

Expected Dividend Yield—The Company has never paid dividends and does not expect to pay dividends.

Risk-Free Interest Rate—The risk-free interest rate was based on the market yield currently available on United States Treasury securities with maturities approximately equal to the option’s expected term.

Expected Term—Expected term represents the period that the Company’s stock-based awards are expected to be outstanding. The Company’s assumptions about the expected term have been based on that of companies that have similar industry, life cycle, revenue, and market capitalization and the historical data on employee exercises.

Expected Volatility—The expected volatility is based on the historical stock volatilities of several of the Company’s publicly listed comparable companies over a period equal to the expected terms of the options, as the Company does not have a long trading history.

Forfeiture Rate—The Company estimates its forfeiture rate based on an analysis of its actual forfeitures and will continue to evaluate the adequacy of the forfeiture rate based on actual forfeiture experience, analysis of employee turnover behavior, and other factors. The impact from a forfeiture rate adjustment will be recognized in full in the period of adjustment, and if the actual number of future forfeitures differs from that estimated by the Company, the Company may be required to record adjustments to stock-based compensation expense in future periods.

Each of the inputs discussed above is subjective and generally requires significant management judgment.

The value of the award is recognized over the vesting period. As of December 31, 2016, the value of unvested options was $49,000 to be recognized over a period of 7 months.

NOTE 8 - LEASES

The Company leases its office under an expense sharing agreement, entered on April 8, 2016, with a company controlled by the CEO of the Company, and agreed to pay a fixed monthly payment of $4,000, plus sales tax, to lease for office space. The agreement is for a period of 1 year, subject to renewal by agreement of all parties.

In August 2016, the Company signed an office lease in Arizona, for a monthly rent of approximately $800. The lease expires on July 31, 2017.

F-13

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - LEASES (continued)

In September 2016, the Company signed an office lease in California, for a monthly rent of approximately $1,800. The lease expires on September 11, 2017.

In December 2016, the Company signed a virtual office agreement in Delaware, for a monthly rent of approximately $55. The agreement expires on June 28, 2017.

In January, 2017, the Company signed an office lease in California, for a monthly rent of approximately $1,800. The lease expires on January 31, 2018.

NOTE 9 - DISCONTINUED OPERATIONS

On August 16, 2016, the Company divested its subsidiary Legion Securities, LLC, to its shareholders in a tax-free split off under Section 355 of the Internal Revenue Code.

The following are condensed statements of the discontinued operations (Legion Securities LLC) for the year ended June 30, 2016 and six months ended December 31, 2016:

	December 31, 2016	June 30, 2016
Net Revenue	$-	$-
General and administrative expenses	61,616	57,689
Loss from discontinued operation	$(61,616)	$(57,689)

Assets and liabilities relating to discontinued operations (Legion Securities LLC) consisted of the following at June 30, 2016 and six months ended December 31, 2016:

	December 31, 2016	June 30, 2016
Current assets relating to discontinued operations:
Cash	$-	$73,199
Deposit	-	10,000
Prepaid expense and other asset	-	3,614
Total assets related to discontinued operations	$-	$86,813

Current liabilities relating to discontinued operations:
Accounts payable	$-	$100
Accrued expense	-	2,702
Total liabilities related to discontinued operations	$-	$2,802

F-14

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENTS

The Company evaluated all transactions from January 1, 2017 through the financial statement issuance date for subsequent events disclosure consideration.

On January 3, 2017, the Company sold 25,000 shares of no par value common stock and received $25,000.

On January 5, 2017, the Company sold 30,000 shares of no par value common stock and received $30,000.

On January 11, 2017, the Company sold 16,754 shares of no par value common stock and received $16,754.

As of January 1, 2017 all venture funds, including Legion High Yield Mortgage Fund I, LLC, Legion Select Venture Fund, LLC, and the LLC managers thereof, were sold and are no longer subsidiaries of the Company.

On January 26, 2017, the Company paid in full two 24 months Corporate Notes with an annual interest rate of 12% in the amounts of $12,605 and $19,664.

On January 26, 2017, the Company paid in full one 36 months Corporate Note with an annual interest rate of 10.25% in the amounts of $10,072.

On February 28, 2017, Legion Wealth Advisors, LLC was sold and transferred to Paul Pfeifer, CEO, and is no longer a subsidiary of the Company.

Therefore, the Company is no longer a Registered Investment Advisor or Fund Manager, and is now a holding company with operating subsidiaries as follows:

●	Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

●	Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance.

●	Legion Marketing, LLC is a marketing company that provides marketing services to business owners and entrepreneurs.

The following are condensed statements of the discontinued operations (Legion Wealth Advisors LLC) for the year ended December 31, 2016:

December 31, 2016
Net Revenue	$121,666
General and administrative expenses	136,415
Loss from discontinued operation	$(14,749)

Assets, liabilities and shareholders’ equity relating to discontinued operations (Legion Wealth Advisors LLC) consisted of the following at December 31, 2016:

December 31, 2016
Current assets relating to discontinued operations:
Cash	$4,330
Intercompany Receivable	1,666
Total assets related to discontinued operations	$5,996

Current liabilities relating to discontinued operations:
Intercompany Payable	$20,645
Total liabilities related to discontinued operations	$20,645

Shareholders’ equity relating to discontinued operations:
Equity	$100
Total shareholders’ equity related to discontinued operations	$100

The above assets and liabilities are included in assets held for sale on the consolidated balance sheet.

F-15

LEGION CAPITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	November 30	November 30,
	2017	2016
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash	$2,549,162	$879,851
Accrued interest and fees receivable	274,924	12,000.00
Notes receivable-current	3,515,035	103,000.00
Invenory	100,000	-
Prepaid expenses and other current asset	4,000	4,260

Total current assets	6,443,121	999,111

Property and equipment, net	10,391	4,632
Data base	87,979	-
Assets held for sale	-	-
Other asset, net	0	13,146
Notes receivable	4,638,394	-

Total assets	$11,179,885	$1,016,889

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued expense	$11,627	$20,109
Short-term note payable	410,000	112,500
Deferred revenue	521,364	-

Total current liabilities	942,991	132,609

Long-term notes payable	2,022,000	230,500

Total liabilities	2,964,991	363,109

Shareholders’ equity

Preferred Stock, 100% Preferred interest in Legion Select Holdings, LLC	6,708,783	-
Common stock, no par value, 100,000,000 shares authorized and 13,747,379 and 11,754,500 shares issued and outstanding at November 30, 2017 and 2016, respectively	3,938,290	1,330,695
Deferred stock compensation	-	-
Additional paid in capital	84,000	-
Accumulated deficit	(2,516,179)	(676,915)
Total shareholders’ equity	8,214,894	653,780

Total liabilities and shareholders’ equity	$11,179,885	$1,016,889

See accompanying notes to unaudited condensed consolidated financial statements

F-16

LEGION CAPITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Eleven Months ended	Eleven Months ended
	November 30, 2017	November 30, 2016
	(Unaudited)	(Unaudited)

Net revenue	$1,271,297	$143,542
General and administrative expenses	2,557,165	817,210
Operating loss	(1,285,868)	(673,668)

Other income (expense):
Interest expense	(153,025)	(3,247)

Total other income (expense)	(153,025)	(3,247)

Loss from continuing operations	(1,438,893)	(676,915)
Loss from operations of discontinued operations	-

Net loss	$(1,438,893)	$(676,915)

See accompanying notes to unaudited condensed consolidated financial statements

F-17

CONSOLIDATED STATEMENT OF CASH FLOWS

	11 months ended	11 months ended
	November 30, 2017	November 30, 2016
	(Unaudited)	(Unaudited)
Operating activities
Net loss	$(1,438,893)	$(676,915)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,624	4,166
Non-cash compensation	49,000	-
(Increase) decrease in:
Accrued interest and fees receivable	(274,924)	(12,000)
Prepaid expenses and other current asset	3,412	(4,260)
Increase (decrease) in:
Accounts payable and accrued expenses	(375)	20,109
Increase in inventory	(100,000)	-
Decrease in other assets	12,715	-
Deferred revenue	521,364	-
Net cash used in operating activities	(1,225,077)	(668,900)

Investing activities
Property and equipment acquisitions	(8,534)	(6,444)
Purchased data base	(87,979)	(15,500)
Assets held for sale	4,330	-
Purchased notes	(1,444,646)	(103,000)
Net cash used in investing activities	(1,536,829)	(124,944)

Financing activities
Increase in notes payable	1,360,000	343,000
Proceeds from issuances of common stock	2,137,290	1,330,695
Net cash provided by financing activities	3,497,290	1,673,695

Net (decrease) increase in cash	735,384	879,851

Cash - beginning	879,851	-
Cash - ending	1,615,235	$879,851

Supplemental cash flow information:
Cash paid for interest	$153,025	$(3,247)
Cash paid for income taxes	$-	$-

See accompanying notes to unaudited condensed consolidated financial statements

F-18

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements of Legion Capital Corporation (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2016. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of consolidated financial position and the consolidated results of operations for the interim periods presented have been reflected herein. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited consolidated financial statements for fiscal year 2016 have been omitted.

Results for the interim period presented is not necessarily indicative of the results that might be expected for the entire fiscal year.

NOTE 2 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations

As of January 1, 2017, all venture funds, including Legion High Yield Mortgage Fund I, LLC, Legion Select Venture Fund, LLC, and the LLC managers thereof, were sold and are no longer subsidiaries of the Company.

As of February 28, 2017, Legion Wealth Advisors, LLC was sold and transferred to Paul Pfeifer, CEO thereof, and is no longer a subsidiary of the Company.

Therefore, as of March 1, 2017, the Company is no longer a Registered Investment Advisor or Fund Manager, and is now a holding company with operating subsidiaries as follows:

●	Hilton Institute of Business: Hilton Institute is a small business education, training and coaching company that teaches, coaches and mentors entrepreneurs and small business owners on how to start and grow a business, increase sales and revenues, and more effectively build and manage their business.

●	Legion Funding, LLC. Legion Funding is a small business finance company that provides direct financing for small business and real estate entrepreneurs through a number of direct lending programs such as commission advance, factoring, unsecured and secured credit lines and other forms of direct lending and finance.

●	Legion Management Group, LLC is a management company that provides management and consulting services to business owners in all areas of business and growth management, technology and corporate finance.

●	Legion Marketing, LLC is a marketing company that provides marketing services to portfolio companies and business units owned by the Company, as well as to third party companies on a fee or project basis.

●	On April 5, 2017, the Company incorporated a subsidiary Legion Title, LLC, a Florida Limited Liability Company, for the purpose of providing title and closing services for real estate and other transactions.

●	In November 2017, the Company formed Legion Select Holdings, LLC to own and hold certain secured notes and business assets.

F-19

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(continued)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

Cash accounts at three (3) banks are insured at Federal Deposit Insurance Corporation limits of $250,000 each. The aggregate bank balances at November 30, 2017 were approximately $2,000,000 over the insured limit.

Cash accounts at one (1) bank are insured at Federal Deposit Insurance Corporation limits of $250,000 each. The bank balances at November 30, 2016 were approximately $524,000 over the insured limit.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Notes Receivable

In accordance with the guidance of ASC Topic 942, Financial Services – Depository and Lending, the Company reports loans and trade receivables not held for sale on the date of the financial statements at their outstanding principal balances, reduced by any write offs, and there were no allowances for loan losses as of November 30, 2017 and 2016.

Revenue Recognition

The Company generates revenue from providing asset management services to clients. The Company recognizes revenue when the following criteria are met:

(1)	There is persuasive evidence of an arrangement with a client;

(2)	The agreed-upon services have been provided;

(3)	Fees are fixed or determinable; and

(4)	Collection is probable.

A fixed percentage asset-based management fee is earned periodically for providing asset management services. These fees are generally recognized as revenue each period in accordance with the terms of the asset management contract.

Interest income is recognized on an accrual basis at the stated interest rate in the respective loan and security agreements and note agreements for its investments in notes receivable.

Origination fees income is paid by borrower at closing as a discount to the loan and recognized over the life of the loan.

Due diligence and referral fees are recognized as incurred.

F-20

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

FASB ASC 825, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments when it is practical to estimate. Management believes the carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are reasonable estimates of their fair value because of their short-term nature and interest rates.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). The computation of the expense associated with stock-based compensation requires the use of a valuation model. The FASB issued accounting guidance requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of our stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards. This accounting guidance requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period.

Principles of Consolidation

The Company and its Subsidiaries have been consolidated for financial statement purposes. All significant intercompany transactions and balances have been eliminated.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

F-21

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - NOTES RECEIVABLE

Notes receivable in aggregate amount of $8,153,429 are secured, along with annual interest at the rate vary from 12% to 25%, and maturity date vary from February 2018 to March 2019. The following table summarizes the maturity dates:

Notes receivable due on or before December 13, 2018	$3,515,035
Notes receivable due on or before December 13, 2019	4,638,394
$8,153,429

NOTE 4 - EQUIPMENT

The major classifications of property and equipment are summarized as follows at the balance sheet dates:

	November 30, 2017	December 31, 2016
Computer equipment & software	$5,937	$4,126
Furniture	9,041	2,318
Less accumulated depreciation	(4,587)	(1,963)
Property and equipment, net	$10,391	$4,481

Depreciation expense for the eleven months ended November 30, 2017 and 2016 was $2,775 and $1,812, respectively.

NOTE 5 – ASSET HELD FOR SALE

On December 28, 2016, Legion Select Venture Fund, LLC (the “Fund”), a Fund managed by James Byrd, Joseph Hilton and Shane Hackett entered into asset purchase agreement, to acquire all assets of SOS Network, Inc.

As of March 21, 2017, Hilton Institute of Business, a wholly owned subsidiary of the Company, paid a total of $475,730 to the Fund, for 100% of the assets of the SOS business, and the Fund retained no interest in these assets.

On August 10, 2017, Hilton sold a portion of the SOS assets (a portion of accounts receivable only) back to SOS for the purchase of price of $479,000 through the issuance of a twelve (12) month Promissory Note from SOS to Hilton for purchase of the assets, with interest at 12% per annum. Hilton retained the inventory, online learning platform and database it originally acquired from the Fund.

F-22

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - SHORT-TERM NOTE PAYABLE

In June 2017, the Company issued Senior Corporate Notes, in the aggregate amount of $220,000, with interest at 8% per annum for a period of twelve (12) months.

NOTE 7 - LONG-TERM NOTE PAYABLE

In December 2016, the Company, through its subsidiaries Hilton and Legion Funding, issued Senior Corporate Notes, in the aggregate amount of $1,072,000, with monthly payments of interest only at 12% per annum for a period of 36 months.

For the eleven months ended November 30, 2017, the Company issued Corporate Notes, in the aggregate amount of $1,602,000, with monthly payments of interest only at varying rates between 6% and 12% per annum, with varying maturities of between 12 and 36 months.

NOTE 8 - STOCKHOLDERS’ EQUITY

For the period ended November 30, 2017 and 2016, the Company sold 1,227,645 shares of no par value common stock, and 343,000 shares of no par value common stock, respectively, and received $1,534,556 and $343,000, respectively.

NOTE 9 - STOCK OPTIONS

On August 1, 2016, the Company issued 300,000 stock options to an officer of the Company, 150,000 options at an exercise price of $1.50 per share and 150,000 options at an exercise price of $2 per share. These options did not become vested prior to the employee leaving the Company, and have therefore been canceled.

On November 7, 2016, the Company issued 500,000 stock options outstanding to another officer of the Company. Those options vest at a rate of 100,000 per year over a period of 5 years. The strike price for the options are (i) 100,000 at $1 per share, (ii) 100,000 at $1.50, (iii) 100,000 at $1.75, and (iv) 200,000 at $2. These options did not become vested prior to the employee leaving the Company, and have therefore been canceled.

The fair value of the Company’s common stock option grants is estimated using a Black-Scholes option pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the common stock options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes option pricing model, and based on actual experience. The assumptions used in the Black-Scholes option pricing model could materially affect compensation expense recorded in future periods.

The following range of assumptions in the Black-Scholes option pricing model was used to determine fair value of the options issued on August 1, 2016:

Expected Dividend Yield—The Company has never paid dividends and does not expect to pay dividends.

Risk-Free Interest Rate—The risk-free interest rate was based on the market yield currently available on United States Treasury securities with maturities approximately equal to the option’s expected term.

Expected Term—Expected term represents the period that the Company’s stock-based awards are expected to be outstanding. The Company’s assumptions about the expected term have been based on that of companies that have similar industry, life cycle, revenue, and market capitalization and the historical data on employee exercises.

F-23

LEGION CAPITAL CORPORATION AND SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - STOCK OPTIONS(continued)

Expected Volatility—The expected volatility is based on the historical stock volatilities of several of the Company’s publicly listed comparable companies over a period equal to the expected terms of the options, as the Company does not have a long trading history.

Forfeiture Rate—The Company estimates its forfeiture rate based on an analysis of its actual forfeitures and will continue to evaluate the adequacy of the forfeiture rate based on actual forfeiture experience, analysis of employee turnover behavior, and other factors. The impact from a forfeiture rate adjustment will be recognized in full in the period of adjustment, and if the actual number of future forfeitures differs from that estimated by the Company, the Company may be required to record adjustments to stock-based compensation expense in future periods.

Each of the inputs discussed above is subjective and generally requires significant management judgment.

NOTE 10 - LEASES

The Company leases its office under an expense sharing agreement, entered on April 8, 2016, with a company controlled by the CEO of the Company, and agreed to pay a fixed monthly payment of $4,000, plus sales tax, to lease for office space.

In January 2017, the Company signed an office lease in California, for a monthly rent of approximately $1,800. The lease expires on January 31, 2018.

NOTE 11 – ACQUISITIONS

On 11/30/2017 the Company established Legion Select Holdings, LLC, and acquired $6,708,783 of assets, including loans and partnership holdings in several businesses from Legion Select Venture Fund, LLC, a venture fund affiliated with the Company but owned and managed separately. The Company issued 100% Preferred Stock interest in Legion Select Holdings, LLC valued at $6,708,783 for acquisition of these assets.

NOTE 12 - SUBSEQUENT EVENTS

On December 27, 2017, we granted 3 million stock option in favor of BGA Holdings, LLC (managed by Joseph B. Hilton). These options are fully vested, and have a strike price as follows:

2 million at $1 per share, 10 year term

500,000 at $1.25 per share, 10 year term

500,000 at $1.75 per share, 10 year term

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PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit
2.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A (File No. 024-10638) filed on April 3, 2017).
2.3	ByLaws(incorporated by reference to Exhibit 2.3 to Amendment No. 2 to the Company’s Offering Statement on Form 1-A (File No. 024-10638) filed on April 3, 2017).
6.1	Corporate Note (debt instrument).
11.1	Consent of Independent Registered Accounting Firm.
12.1	Legal Opinion

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on March 15, 2018.

Legion Capital Corporation

By:	/s/ Douglas S. Hackett
Douglas S. Hackett
Director

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas S. Hackett	Director	March 15, 2018
Douglas S. Hackett

/s/ James Byrd, Jr.	Chairman, CEO, Chief Financial and Chief Accounting Officer	March 15, 2018
James Byrd, Jr.

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